Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FULLPLAY MEDIA SYSTEMS, INC.

ARTICLE I

Principal Office

The principal office of the corporation shall be at such location as the Board of Directors may designate from time to time. The corporation may have such other offices, either within or without the state of Washington, as the business of the corporation may require from time to time.

ARTICLE II

Shareholders’ Meetings

Section 1.    Annual Meetings.

(a)    Time and Place of Meeting.    The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held at the principal office of the corporation, or such other place as may be designated by the notice of the meeting, on the second Tuesday of April, or on such other date as the Board of Directors shall determine by resolution of the Board.

(b)    Business Conducted at Meeting.

(1)    At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 1(b) of Article II.

(2)    For an item of business or proposal to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation’s proxy statement was first released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the corporation begins to print and mail its proxy materials if the date of the current year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3)    A shareholder’s notice to the Secretary under Article II, Section 1(b)(2) shall set forth, as to each item of business or proposal the shareholder intends to bring before the meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, and (iv) any financial interest of the shareholder or any such other shareholders in such item of business or proposal.

(4)    The Board of Directors, or a designated committee thereof, may reject a shareholder’s notice that is not timely given in accordance with the terms of Article II, Section 1(b)(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a timely shareholder’s notice does not satisfy the requirements of Article II, Section 1(b)(3) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Article II, Section 1(b)(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5)    Notwithstanding the procedures set forth in Article II, Section 1(b)(4), if a shareholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 1(b) of Article II in connection with such item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the item of business or proposal shall not be brought before the meeting.

(6)    This Section 1(b) of Article II shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section 1(b) of Article II in connection therewith.

Section 2.    Special Meetings.    Special meetings of the shareholders of this corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the corporation, or by the president, or by a majority of the Board of Directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place as the place of any special meeting.

If a special meeting is called by any person or persons other than the Board of Directors or the Chairman of the Board (if one be appointed) or the President, then a written demand, describing with reasonable clarity the purpose or purposes for which the meeting is called and specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile or electronic transmission to the Secretary of the corporation. Upon receipt of such a demand, the Secretary shall cause notice of such meeting to be given, within thirty (30) days after the date the demand was delivered to the Secretary, to the shareholders entitled to vote, in accordance with the provisions of Article II, Section 3 of these Bylaws. Except as provided below, if the notice is not given by the Secretary within thirty (30) days after the date the demand was delivered to the Secretary, then the person or persons demanding the meeting may specify the time and place of the meeting and give notice thereof.

Section 3.    Notice of Meetings.    Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary to each shareholder of record entitled to vote at the meeting and, if and to the extent required by law, to each other shareholder of the corporation. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Notice may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation.

Section 4.    Waiver of Notice.    Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by his or her attendance thereat in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5.    Quorum and Adjourned Meetings.    A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting pursuant to Section 9 of this Article II), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

Section 6.    Proxies.    At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 7.    Voting Record.    After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, a shareholder’s agent, or a shareholder’s attorney may inspect the shareholders’ list, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder’s expense. The shareholders’ list shall be kept open for inspection during such meeting or any adjournment.

Section 8.    Voting of Shares.    Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his or her name on the books of the corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

Section 9.    Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date is fixed for the original meeting.

Section 10.    Election of Directors.    Each shareholder entitled to vote at an election of directors may vote in person or by proxy the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote.

ARTICLE III

Directors

Section 1.    General Powers.    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which this corporation is formed or in the Articles of Incorporation.

Section 2.    Number.    The Board of Directors shall be composed of no less than one and no more than seven directors, as determined from time to time by resolution of the Board of

Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.    Tenure and Qualifications.    The Board of Directors shall be divided into three classes, as equal in number as possible, with one class elected at each annual meeting of shareholders. The members of each class shall serve a term of three years, and each director shall hold office until the next annual meeting of shareholders, as applicable, and until his or her successor shall have been elected and qualified. Directors need not be residents of the state or shareholders of the corporation.

Section 4.    Election of Directors; Nominations.

(a)    Election and Term of Office.    The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws. The members of one class of the Board of Directors shall be elected each year.

(b)    Nomination for Directors.

(1)    Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 4(b) of Article III.

(2)    If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3)    A shareholder’s notice to the Secretary under Article III, Section 4(b)(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person and (iv) if the corporation at such time has a class of securities registered pursuant to Section 12 of the Exchange Act, any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Article III, Section 4(b)(2) shall (A) set forth (i) the name and address, as they appear on the corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.

(4)    The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Article III, Section 4(b)(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Article III, Section 4(b)(3) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Article III, Section 4(b)(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5)    Notwithstanding the procedures set forth in Article III, Section 4(b)(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 4(b) of Article III in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.

Section 5.    Vacancies.    Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy due to resignation or removal shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled for a term extending only until the next annual meeting of shareholders.

Section 6.    Resignation.    Any director may resign at any time by delivering written notice to the Board of Directors, its chairperson, the president or the secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 7.    Removal of Directors.    At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

Section 8. Meetings

(a)    The annual meeting of the Board of Directors shall be held immediately before or after the annual shareholders’ meeting at the same place as the annual shareholders’ meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the Board of Directors shall be necessary.

(b)    Special meetings may be called at any time and place upon the call of the president, secretary, or any director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat. Written notice shall be in a comprehensible form and effective at the earliest of the following: (i) when dispatched by telegraph, teletype, or facsimile equipment; or (ii) when received; or (iii) if mailed, five (5) days after its deposit in the United States mail, as evidenced by the postmark if mailed with first-class postage, prepaid and correctly addressed; or on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c)    Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

(d)    At any meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers.

Section 9.    Quorum and Voting

(a)    A majority of the directors presently in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b)    At each meeting of the Board of Directors at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 10.    Compensation.    By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11.    Presumption of Assent.    A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)    The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

(b)    The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)    The director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 12.    Committees.    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend any Articles of Incorporation not requiring shareholder approval; adopt, amend, or repeal Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE IV

Special Measures for Corporate Action

Section 13.    Actions by Written Consent.    Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which this corporation is formed, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

Section 14.    Meetings by Conference Telephone.    Members of the Board of Directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE V

Officers

Section 15.    Officers Designated.    The officers of the corporation shall be a chief executive officer and/or president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may, in its discretion, elect a chairperson of the Board of Directors; and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board of Directors may prescribe.

Section 16.    Election, Qualification and Term of Office.    Each of the officers shall be elected by the Board of Directors at each annual meeting of the Board of Directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the Board of Directors and until his or her successor shall have been duly elected and qualified.

Section 17.    Powers and Duties

(a)    President.    The president shall be the chief executive officer of the corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He or she shall, unless a chairperson of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

(b)    Vice President.    In the absence of the president or in the event of the president’s inability to act, the senior vice president shall act in the president’s place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

(c)    Secretary.    The secretary shall: (1) be responsible for preparing minutes of the shareholders’ and of the Board of Directors’ meetings and keeping all such minutes in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the corporation; (7) authenticate records of the corporation; and (8) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

(d)    Treasurer.    Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same. At the expiration of his or her term of office, the treasurer shall turn over to his or her successor all property of the corporation in his or her possession.

Section 18.    Assistant Secretaries and Assistant Treasurers.    The assistant secretaries, when authorized by the Board of Directors, may sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

Section 19.    Removal.    The Board of Directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.

Section 20.    Vacancies.    The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

Section 21.    Salaries.    The salaries of all officers of the corporation shall be fixed by the Board of Directors.

ARTICLE VI

Share Certificates

Section 22.    Issuance, Form and Execution of Certificates.    No shares of the corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the Board of Directors has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a)    The name of the corporation and that the corporation is organized under the laws of this state;

(b)    The name of the person to whom issued; and

(c)    The number and class of shares and the designation of the series, if any, which such certificate represents.

They shall be signed by the president or vice president and by the secretary of the corporation. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Section 23.    Transfers.    Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same, signed by the record holder of the certificate. The Board of Directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

Section 24.    Loss or Destruction of Certificates.    In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

ARTICLE VII

Books and Records

Section 25.    Books of Accounts, Minutes and Share Register.    The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including the balance sheets and income statements prepared pursuant to Section 3 of this Article VII; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the State of Washington.

Section 26.    Copies of Resolutions.    Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

Section 27.    Financial Statements

(a)    Not later than four (4) months after the close of each fiscal year, and in any event prior to the annual meeting of shareholders next following the close of such fiscal year, the corporation shall prepare (i) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of such fiscal year, and (ii) an income statement showing the results of its operation during such fiscal year. Such statements may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate. If financial statements are prepared by the corporation for any purpose on the basis of generally accepted accounting principles, the annual statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared only on a basis other than generally accepted accounting principles, they must be prepared, and disclose that they are prepared, on the same basis as other reports and statements prepared by the corporation for the use of others.

(b)    Upon written request, the corporation shall promptly mail to any shareholder a copy of the most recent balance sheet and income statement. If prepared for other purposes, the corporation shall also furnish upon written request a statement of sources and applications of funds, and a statement of changes in shareholders’ equity, for the most recent fiscal year.

(c)    If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(i)    Stating the person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(ii)    Describing any respects in which the statements were not prepared on a basis of accounting consistent with the basis used for statements prepared for the preceding year.

ARTICLE VIII

Amendment of Bylaws

The power to alter, amend, or repeal these Bylaws and adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE IX

Fiscal Year

The fiscal year of the corporation shall be the twelve (12) month period ending on December 31 in each year.

CERTIFICATE OF ADOPTION

The undersigned, being the secretary of Fullplay Media Systems, Inc., hereby certifies that the foregoing is a true and correct copy of the Bylaws adopted by resolution of the Board of Directors on September 11, 2002.

Richard P. Barber